SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) dated as of the 4th day of February, 2002 by and between The Graham Group, Inc., and Iowa corporation (hereinafter referred to as “Landlord”), and Equitable Life Insurance Company of Iowa, an Iowa corporation (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant executed that certain Lease Agreement dated August 31, 1995, and that certain First Amendment to Lease (“First Amendment”) dated October 2, 2000 (the Lease Agreement and the First Amendment are hereinafter collectively referred to as the “Lease”); and

WHEREAS, the City of Des Moines (the “City”) in order to accomplish a planned development of a new City of Des Moines Public Library and under threat of condemnation has requested that Landlord convey to the City a surface parking lot currently leased to Tenant under the Lease; and

WHEREAS, in order to accommodate the City, Landlord and Tenant have agreed to amend the Lease to allow for the conveyance of the surface parking lot, provided such amendment provides for substitute parking for Tenant under the Lease and also satisfies other terms and conditions established by Landlord and Tenant, including without limitation, the preservation of all options, priorities and rights granted to, held and enjoyed by Tenant under the terms of the Lease.

NOW, THEREFORE, in consideration of the respective covenants and agreements hereinafter set forth, the parties hereto hereby amend the Lease, as follows:

1.	The list of Exhibits at the bottom of the third unnumbered page of the Table of
Contents for the Lease is hereby revised to read as follows:

“Exhibit A -    Legal Description (Demised Premises, Parcel One and Parcel Two)

Exhibit B -    Legal Description (Principal Land, Hubbell Land, Energy Land and the
3E Land)

Exhibit C -    Methodology Letter

Exhibit D -    Landlord Special Warranty Deed (North-half of the Site)

Exhibit E -    Landlord Special Warranty Deed (Hubbell Land)

Exhibit F -    Tenant Special Warranty Deed (Hubbell Land and Hubbell Ramp)

2.	The number “100” appearing at three (3) places in the language of Article 24.1(iv)
of the Lease is hereby replaced with and revised to read the number “123.”

3.	Article 24.1(vi) of the Lease is hereby revised to read as follows:

“(v)    56 parking spaces located on the surface level of land known as the Northeast quarter of the block bordered by 12th Street on the East, 13th Street on the West, Walnut Street on the North and Mulberry Street on the South, Des Moines, Iowa (the “3E Land”) and more particularly described in Exhibit “B” attached hereto and incorporated herein by this reference; and”

4.	Article 24.2(f) of the Lease is hereby revised to read as follows:

“(f)    The monthly parking rate for the surface parking spaces being used on the     3E Land shall be Thirty and No/100 Dollars ($30.00).”

5.	The first sentence of the second unnumbered paragraph of Article 24.2 of the
Lease is hereby revised to read as follows:

“Notwithstanding the above, after the second lease year, Landlord may increase or decrease parking rates for Parking Permits so as to reflect reasonable increases in Landlord's expenses associated with such Parking Permits (provided, however, that Landlord may not request an increase based on any increase in property taxes resulting from the substitution of the Hubbell Land and the Energy Land for the DMDC Land and the 12th Street Parking Land or the substitution of the 3E Land for Graham's Fine Arts Land); and, provided, further, that any such annual increase shall not exceed any annual increase in the Consumer Price Index (the “CPI”) for such lease year; and provided, further, parking rates for the 150 parking spaces for vehicles in the Principal Garage may be increased or decreased pursuant to the terms and conditions of the Principal Parking Agreement.”

6.	The phrase “Landlord covenants and warrants that: (i) Landlord is the fee owner of the Site, Hubbell Land, Energy Land and Graham's Fine Arts Land;” appearing in the first unnumbered paragraph of Article 28 is hereby revised to read “Landlord covenants and warrants that: (i) Landlord is the fee owner of the Site, Hubbell Land, Energy Land and the 3E Land.”

7.	The phrase “Graham's Fine Arts Land” wherever it appears in Article 32.2 of the
Lease is hereby revised to read “the 3E Land.”

8.	The following language is hereby added at the end of Article 41 of the Lease:
“The parties will also prepare and record an amendment to such Memorandum of Lease reflecting the substitution of the 3E Land for the “Graham's Fine Arts Land.”

9.	Exhibit B of the Lease is hereby deleted; and in lieu thereof, the document attached hereto and labeled “Exhibit B” is hereby substituted.

10.	Tenant as of the date of this Second Amendment currently is using the parking defined as “Graham's Fine Arts Land” under the Lease. Landlord shall complete all work necessary to prepare the 3E Land for use by Tenant as a surface parking lot and shall keep, or cause to be kept, such new parking lot in good order, condition and repair. The transition by Tenant from its use of the Graham Fine Arts Land to its use of the 3E Land shall be pursuant to the written plan and schedule attached hereto as Exhibit H.

11.	The above reflect all of the amendments to the Lease under this Second
Amendment.

12.	This Second Amendment is in all respects subject to, and shall not be effective until, the execution or issuance of all of the following on or before April 1, 2002: (A) a written consent of Union Labor Life Insurance Company (the mortgagee under the Lease) consenting to the terms and conditions of this Second Amendment and (B) receipt by Tenant of the following items which are acceptable to it, in its sole and absolute discretion: (i) a second amendment to that certain Subordination, Nondisturbance and

Attornment Agreement (“SNDA”) dated October 15, 1997 by and between Union Labor Life Insurance Company, Landlord and Tenant approved and executed by all parties (the first amendment to such SNDA is recorded at Book 8606, Pages 414-423 of the Polk County records); (ii) a second amendment to the Memorandum of Lease originally recorded at Book 7268, Pages 548-552 of the Polk County records with terms acceptable to Landlord and Tenant, which second amendment must also be duly recorded (the first amendment to such Memorandum of Lease is recorded at Book 8606, Pages 409-413 of the Polk County records); (iii) title endorsements to Tenant's leasehold title insurance policy issued by First American Title Insurance Company in connection with the execution of the Lease, as amended by the First Amendment and this Second Amendment, which are acceptable to Tenant and its counsel insuring the enforceability of the above documents and confirming the preservation of all rights, options and priorities granted to Tenant under the original Lease, the First Amendment and this Second Amendment; (iv) completion of the work as described in the written plan and schedule attached hereto as Exhibit H.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to Lease to be executed as of the day and year first above written.

LANDLORD:

THE GRAHAM GROUP, INC., an Iowa
corporation

By    /s/ George D. Milligan
Name     George D. Milligan
Title     President

ATTEST:

By    /s/ Charles R. Taylor
Name     Charles R. Taylor
Title     Secretary

TENANT:

EQUITABLE LIFE INSURANCE
COMPANY OF IOWA, an Iowa
corporation

By    /s/ Christopher R. Welp
Name     Christopher R. Welp
Title     C.O.O.

ATTEST:

By    /s/ Todd E. Nevenhoven
Name     Todd E. Nevenhoven
Title     Asst. Vice President

FOR LANDLORD:
STATE OF IOWA        )
)ss:
COUNTY OF POLK        )

On this 6th Day of November, 2001, before me a Notary Public in and for the State of Iowa, personally appeared George D. Milligan and Charles R. Taylor, to me personally known, who, being by me duly sworn, did say that they are the President and Secretary, respectively of THE GRAHAM GROUP, INC., an Iowa corporation, and that the foregoing Second Amendment to Lease was signed and sealed on behalf of said corporation and the said George D. Milligan and Charles R. Taylor acknowledged the execution of said instrument to be the voluntary act and deed of said corporation for the uses and purposes therein set forth.

/s/ Mary M. Bradshaw
Notary Public in and for the State
of IOWA

My Commission Expires: Oct. 8, 2002

FOR TENANT:

STATE OF IOWA        )
)ss:
COUNTY OF POLK        )

On this 7th day of November, 2001, before me a Notary Public in and for the State of Iowa, personally appeared Christopher Welp and Todd Nevenhoven, to me personally known, who, being by me duly sworn, did say that they are the C.O.O. and Asst. V.P., respectively, of EQUITABLE LIFE INSURANCE COMPANY OF IOWA, an Iowa corporation, and that the foregoing Second Amendment to Lease was signed and sealed on behalf of said corporation, and the said Christopher Welp and Todd Nevenhoven acknowledged the execution of said instrument to be the voluntary act and deed of said corporation for the uses and purposes therein set forth.

/s/ Janet K. Altes
Notary Public in and for the State
Of IOWA

My Commission Expires: 4-17-04

EXHIBIT “B”

LEGAL DESCRIPTION

HUBBELL LAND - PARCEL 1

Lots 3, 4, 5 and 6; and all that part of the North-South Alley Right of Way lying West of and adjoining Lots 3 and 4; All in Block 5, West Fort Des Moines, an Official Plat, All now included in and forming a part of the City of Des Moines, Polk County, Iowa.

ENERGY LAND            - PARCEL 2

Lots 5 and 6 in Block 6 and all that part of the east/west alley right-of-way south of and adjoining Lot 6 in Block 6, all in WEST FORT DES MOINES, an Official Plat, all now included in and forming a part of the City of Des Moines, Iowa.

3E LAND - PARCEL 3

Lots One (1) and Two (2) in Block Twenty-nine (29) in KEENE & POINDEXTER'S ADDITION TO FORT DES MOINES, now included in and forming a part of the City of Des Moines, Iowa.

PRINCIPAL LAND - PARCEL 4

Lots 1, 2, 3, 4 and 5 of the OFFICIAL PLAT OF LOTS 1, 2 and 3 in Block 3 of HOLCOMB'S ADDITION TO FOR DES MOINES; Lots 4, 5 and 6 in Block 3 in HOLCOMB'S ADDITION TO FORT DES MOINES; Lots 2, 3, 4 and 5 in Block 60 in CAMPBELL AND MCMULLEN ADDITION TO TOWN OF FORT DES MOINES; Lot 3 of the OFFICIAL PLAT of the Southwest Quarter (SW ¼) of Section 4, Township 78 North, Range 24, West of the 5th P.M.; and all of the Vacated North/South alley right-of-way lying East of and adjoining said Lot 4 in Block 60 in Campbell and McMullen. Addition to Town of Fort Des Moines and lying East of and adjoining Lots 4 and 6 in Block 3 in Holcomb's Addition to Fort Des Moines, all now included in and forming a part of the City of Des Moines, Iowa.

EXHIBIT H

1.	56 parking spaces will be available for use by Tenant on the 3E Land no later than February 1, 2002, and thereafter throughout the Lease.

All parking spaces will be constructed of first class materials and will be completed in a good and workmanlike manner on or before February 1, 2002. The parking lot containing such parking spaces will be designed with control and access features substantially similar to the parking lot it is replacing, including without limitation, parking spaces which are 16 feet by 8 feet 6 inches, access controlled by gates and electronic access cards, available to each of Tenant's employees parking in such lot.

3E LAND

PARKING LOT DIAGRAM